GEEKS ON CALL AMERICA, INC.

FINANCIAL STATEMENTS

YEARS ENDED AUGUST 31, 2007 AND 2006

GEEKS ON CALL AMERICA, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Geeks on Call America, Inc.

We have audited the accompanying balance sheets of Geeks on Call America, Inc. (a Virginia corporation)  (the “Company”) as of August 31, 2007 and 2006 and the related statements of operations, stockholders’ (deficit) equity, and cash flows for each of the two years in the period ended August 31, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We have conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geeks on Call America, Inc. as of August 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
November 30, 2007 except for Note 15 as
  to which the date is December 20, 2007

GEEKS ON CALL AMERICA, INC.
BALANCE SHEETS
AUGUST 31, 2007 AND 2006

ASSETS
	2007	2006
Current assets:
Cash and cash equivalents	$280,846	$667,856
Accounts receivable, net of allowance for doubtful accounts of $15,893 and $13,031, respectively (Note 1)	248,091	253,455
Notes receivable, current portion (Note 3)	145,892	17,822
Investments (Note 1)	-	43,239
Prepaid expenses and other current assets (Note 4)	255,402	195,461
Total current assets	930,231	1,177,833

Property and equipment, net (Note 5)	483,857	591,608

Other assets:
Deposits	1,784	1,784
Notes receivable, long term portion (Note 3)	406,999	33,694
Trademarks, net (Note 6)	8,600	9,556
Total other assets	417,383	45,034

Total Assets	1,831,471	1,814,475

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
Accounts payable and accrued liabilities (Note 7)	1,142,087	685,382
Line of credit (Note 8)	200,000	200,000
Obligation under capital lease, current portion (Note 9)	53,909	53,909
Deferred franchise and initial advertising fees (Note 1)	271,450	204,301
Total current liabilities	1,667,446	1,143,592

Long-term liabilities:
Obligation under capital lease, long term portion (Note 9)	53,909	107,818
Shares subject to mandatory redemption (Note 12)	685,000	-
Deferred rent expense	50,914	50,827
Total liabilities	2,457,269	1,302,237

Commitments and Contingencies (Note 11)

STOCKHOLDERS' (DEFICIT) EQUITY (Note 13)
Preferred stock Class B, no par value; authorized 167,130 shares; issued and outstanding as of August 31, 2007 and 2006: 160,404 shares	2,152,417	1,979,661
Preferred stock Class C, no par value; authorized 128,870 shares; issued and outstanding as of August 31, 2007 and 2006: 119,784 shares	741,291	674,212
Common stock, no par value; authorized 5,000,000 shares, issued and outstanding as of August 31, 2007 and 2006: 2,224,710 and 2,222,786 shares, respectively	-	-
Additional paid-in capital	1,851,153	1,841,535
Accumulated deficit	(5,370,659)	(3,983,170)
Total stockholders' (deficit) equity	(625,798)	512,238

Total liabilities and stockholders' (deficit) equity	$1,831,471	$1,814,475

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED AUGUST 31, 2007 AND 2006

	2007	2006
REVENUES:
Franchise, area developer and initial advertising fees	$1,210,770	$1,827,287
Royalties and advertising fees	5,840,221	6,203,505
Other	56,863	39,092
Total revenue	7,107,854	8,069,884

OPERATING EXPENSES:
Selling, general and administrative expenses	4,035,662	4,699,082
Advertising expense	3,993,017	4,753,333
Depreciation and amortization	170,535	192,785
Total operating expenses	8,199,214	9,645,200

Loss from operations	(1,091,360)	(1,575,316)

Other income (expense):
Other income	-	3,802
Dividends on mandatorily redeemable preferred stock	(39,372)	-
Interest income (expense), net	(16,922)	3,987

Net loss before provision for income taxes	(1,147,654)	(1,567,527)

Income taxes (benefit)	-	-

NET LOSS	(1,147,654)	(1,567,527)

Preferred stock dividend	239,835	184,382

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(1,387,489)	$(1,751,909)

Loss per shares - basic and diluted	$(0.62)	$(0.80)

Weighted average number of common shares outstanding - basic and diluted	2,223,260	2,201,633

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
YEARS ENDED AUGUST 31, 2007 AND 2006

	Common stock		Preferred stock, Class A		Preferred stock, Class B		Preferred stock, Class C		Additional	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Total
Balance, September 1, 2005	2,182,752	$-	-	$-	167,130	$1,948,361	-	$-	$1,405,271	$(2,231,261)	$1,122,371

Issuance of common stock to employees	3,524	-	-	-	-	-	-	-	35,244	-	35,244

Sale of common and preferred stock	43,500	-	-	-	-	-	119,784	666,000	415,000	-	1,081,000

Preferred stock dividend	-	-	-	-	-	176,170	-	8,212	-	(184,382)	-

Redemption of common and preferred stock	(6,990)	-	-	-	(6,726)	(144,870)	-	-	(13,980)	-	(158,850)

Net loss	-	-	-	-	-	-	-	-	-	(1,567,527)	(1,567,527)
Balance, August 31, 2006	2,222,786	-	-	-	160,404	1,979,661	119,784	674,212	1,841,535	(3,983,170)	512,238

Issuance of common stock to employees	1,924	-	-	-	-	-	-	-	9,618	-	9,618

Preferred stock dividend	-	-	-	-	-	172,756	-	67,079	-	(239,835)	-

Net loss	-	-	-	-	-	-	-	-	-	(1,147,654)	(1,147,654)

Balance, August 31, 2007	2,224,710	$-	-	$-	160,404	$2,152,417	119,784	$741,291	$1,851,153	$(5,370,659)	$(625,798)

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,147,654)	$(1,567,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	170,535	192,785
Bad debt expense	68,729	18,419
Compensation expense for stock issued to employees	9,618	35,244
Loss on sale of equipment	-	3,750
Changes operating in assets and liabilities:
Accounts receivable	(63,365)	(84,054)
Prepaid expenses and other current assets	(59,941)	(30,343)
Deposits and other assets	-	3,702
Accounts payable and accrued liabilities	456,705	61,510
Deferred franchise fees	67,149	(110,279)
Deferred rent expense	87	24,783
Net cash used in operating activities	(498,137)	(1,452,010)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investments	43,239	-
Purchase of investments	-	(2,059)
Issuance (repayments) of loans to franchisees and others, net	(501,375)	27,423
Purchase of plant and equipment	(61,828)	(125,142)
Net cash used in investing activities	(519,964)	(99,778)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of capital lease obligation	(53,909)	(30,540)
Proceeds from issuance of shares subject to mandatory redemption	685,000	415,000
Redemption of common and preferred stock	-	(158,850)
Proceeds from line of credit	-	200,000
Proceeds from issuance of preferred stock, net	-	666,000
Net cash provided by financing activities	631,091	1,091,610

Net decrease in cash and cash equivalents	(387,010)	(460,178)
Cash and cash equivalents, beginning of year	667,856	1,128,034

Cash and cash equivalents, end of year	$280,846	$667,856

Supplement schedule of cash flow information
Interest paid	$17,963	$12,868
Income taxes paid	$-	$-

Supplemental schedule of non cash investing activity:
Equipment acquired under capital lease	$-	$192,267

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation

Geeks On Call America, Inc (the "Company") was incorporated on June 11, 2001 under the laws of the State of Virginia (see Note 15).  The Company provides quick-response, on-site computer solutions and telephone technical support (including services, on-going, support and training) primarily to small to medium business enterprises and residential computer users in the United States.  On-site solutions are provided through a network of independent franchised service providers, known as “Geeks” conducting business under the trade names 1 800 905 GEEK and Geeks On Call®. While the Company has generated revenues from its franchise operations, the Company has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of the fiscal year ended August 31, 2007, the Company has accumulated losses of $5,370,659 and stockholders’ deficit of $625,798

Revenue Recognition

The Company accounts for revenue under the guidance provided by SFAS No. 45,“Accounting for Franchise Fee Revenue (as amended)” and EITF 00-21, “Revenue Arrangements With Multiple Deliverables”.

Franchise fee revenue is recognized when obligations of the Company to prepare the franchisee for operations have been substantially completed, with an appropriate provision for estimated uncollectible amounts. Area developer sales, wherein the Company sells the rights to develop a territory or market, are nonrefundable fees recognized upon signature of the Area Development Agreement and substantial completion of all obligations associated with the opening of the first franchise under the agreement. Initial advertising fees are recognized when the territory is open and the related advertising has been performed.  Ongoing royalties and advertising fees are recognized currently as the franchised territory generates sales and ongoing advertising is performed.

Repossessed Franchises

From time to time the Company may recover franchise rights through repossession if a franchisee decides not to open a franchise. If, for any reason, the Company refunds the consideration received, the original sale is canceled, and revenue previously recognized is accounted for as a reduction in revenue in the period the franchise is repossessed. If franchise rights are repossessed but no refund is made (a) the transaction is not regarded as a sale cancellation, (b) no adjustment is made to any previously recognized revenue, (c) any estimated uncollectible amounts resulting from unpaid receivables is provided for, and (d) any consideration retained for which revenue was not previously recognized is reported as revenue.

Deferred Franchise Fees

The Company may receive all or part of the initial franchise or advertising fee prior to the execution of the franchise agreement of completion of the earnings process.  These amounts are classified as deferred revenue until the fee qualifies to be recognized as revenue or is refunded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. The Company had $280,846 and $667,856 in cash and cash equivalents at August 31, 2007 and 2006, respectively.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for doubtful accounts

The Company periodically reviews its trade and notes receivables in determining its allowance for doubtful accounts. As of August 31, 2007 and 2006, allowance for doubtful accounts balance for trade receivables was $15,893 and $13,031, respectively.  There was no allowance for doubtful accounts for the notes receivable as of August 31, 2007 and 2006 as they are deemed fully collectible.

Investments

The Company determines the appropriate classification of marketable debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date.  At August 31, 2006, the Company’s investments consisted of certificates of deposit classified as held-to-maturity and are carried at their face value, which was equivalent to their face value.  The Company redeemed all of these certificates of deposit at their maturity dates during 2007.

Inventories

Inventories, totaling $69,453 and $79,875 as of August 31, 2007 and 2006, respectively are stated at the lower of cost (first in, first out) or net realizable value, and consist primarily of business forms, marketing and promotional supplies for sale to the Company’s franchisees.  Inventories are included in prepaid expenses and other current assets in the accompanying balance sheets.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents, trade receivable and notes receivable.  The Company keeps its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method as follows:

Office furniture and equipment	10 years
Computer equipment	5 years
Vehicles	5 years
Software	3 years
Leasehold improvements	lesser of lease terms or 7 years

Expenditures for repairs and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment. The property and equipment had not incurred any impairment loss at August 31, 2007 and 2006.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.  The Company charged to operations $3,993,017 and $4,753,333 as advertising costs for the years ended August 31, 2007 and 2006, respectively.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company follows Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should impairment in value be indicated, the carrying value of the long-lived assets and certain identifiable intangibles will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less disposal costs.

Stock Based Compensation

On December 16, 2004, the FASB issued FASB SFAS No. 123(R) (revised 2004), "Share-Based Payment" which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123(R) supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". Generally, the approach in SFAS No. 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The effective date for our application of SFAS No. 123(R) is September 1, 2006. Management has elected to apply SFAS No. 123(R) commencing on that date.

There were no grants of employee options during the years ended August 31, 2007 and 2006. There were no unvested options outstanding as of the date of adoption of SFAS No. 123(R).

Segment reporting

The Company follows SFAS No. 130, “Disclosures about Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes” (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Loss per share

In accordance with SFAS No. 128, “Earnings per Share”, the basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding as if the potential common shares had been issued and if the additional common shares were dilutive.  Common equivalent shares are excluded from the computation of the diluted loss per share as their effect would be anti-dilutive.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per share (continued)

The following common stock equivalents were excluded from the calculation of the diluted loss per share for the years ended August 31, 2007 and 2006 since the effect would have been anti-dilutive:

	August 31, 2007	August 31, 2006
Stock options for common stock	-0-	-0-
Class B preferred stock, if converted	930,938	930,938
Class C preferred stock, if converted	292,778	292,778
Total	1,223,716	1,223,716

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”).  SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The SFAS No. 155 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. SFAS No.156 did not have a material impact on the Company's financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for uncertainty in Income Taxes” (“FIN No. 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, “ Accounting for Contingencies”. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company has not yet evaluated the impact of adopting FIN No. 48 on the Company’s financial position, results of operations or cash flows.

In September 2006, FASB issued its SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No.157 applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In September 2006 the FASB issued its SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to  the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R),"Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51" ("SFAS No. 160"), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets.  SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred a net loss available to common stockholders of $1,387,489 and $1,751,909 (included $239,835 and $184,382 preferred stock dividends, respectively) for the year ended August 31, 2007 and 2006, respectively. Additionally, the Company has negative working capital of $737,215 and an accumulated deficit of $5,370,659 as of August 31, 2007. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s continued existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its effort to secure additional equity financing.

NOTE 3 - NOTES RECEIVABLE

Note receivables are recorded at cost, less allowance for doubtful accounts, if applicable.  Repayment of the notes receivable is dependent on the performance of the underlying franchises that collateralize the notes receivable.  An allowance, if applicable, is estimated based on a comparison of amounts due to the estimated fair value of the underlying franchise.

At August 31, 2007 and 2006, the notes receivable consists of bridge loans offered to franchises during the period which the franchise is establishing their permanent financing with a third party lender.  The notes receivable bear an interest rate of 9% per annum and are recorded at face value.  Interest is recognized over the life of the note receivable.

A summary of the notes receivable are as follows:

	August 31, 2007	August 31, 2006
Notes receivable, 9% per annum, secured by franchise	$552,891	$51,516
Less: Current portion:	(145,892)	(17,822)
Long term portion:	$406,999	$33,694

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist primarily of advance payments for advertising with various forms of media and saleable promotional supplies or inventories as follows:

	August 31, 2007	August 31, 2006
Prepaid expenses	$185,949	$115,586
Promotional supplies or inventories	69,453	79,875
	$255,402	$195,461

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 5 - PROPERTY AND EQUIPMENT

As of August 31, 2007 and 2006; property and equipment was comprised of the following:

	August 31, 2007	August 31, 2006
Office furniture and equipment	$349,259	$346,209
Computer equipment	355,003	352,204
Vehicles	60,885	60,885
Software	245,551	260,044
Leasehold improvements	51,267	51,267
	1,061,965	1,070,609
Less: accumulated depreciation	(578,108)	(479,001)
	$483,857	$591,608

For the years ended August 31, 2007 and 2006; depreciation expense charged to operations was $169,579 and $191,828, respectively.

NOTE 6 - TRADEMARKS

Trademarks are recorded at cost and are amortized ratably over 15 years as summarized below:

	August 31, 2007	August 31, 2006
Trademarks	$14,333	$14,333
Less accumulated amortization	(5,733)	(4,777)
	$8,600	$9,556

For the years ended August 31, 2007 and 2006, the amortization expense charged to operations was $956 and 956, respectively.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of August 31, 2007 and 2006, accounts payable and accrued liabilities are comprised of the following:

	August 31, 2007	August 31, 2006
Accounts payable	$970,013	$520,647
Accrued salaries and expenses	169,197	154,601
Payroll taxes payable	2,877	10,134
	$1,142,087	$685,382

NOTE 8 - LINE OF CREDIT

The Company has established a revolving bank line of credit with a financial institution.  On October 13, 2006, the line of credit was increased from $200,000 to $700,000.  The line of credit accrues interest at prime plus 0.5% interest per annum and is collateralized by inventory, accounts receivable, equipment and other instruments of the Company.  The line does not have an expiration date.

As of August 31, 2007 and 2006, the Company had $200,000 borrowed against the line of credit.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 9 - CAPITAL LEASES

The Company leases certain equipment under a capitalized lease with monthly payments of $5,090 due through August 1, 2009.  The following is the future minimum lease payments under the capital lease:

Year ended August 31:
2008	$61,082
2009	55,992
Total minimum lease payments	117,074
Less amount representing interest	(9,256)
Present value of minimum lease payments	107,818
Less current portion	(53,909)
Long term portion	$53,909

 NOTE 10 - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At August 31, 2007 the Company has available for federal income tax purposes a net operating loss carryforward of approximately $ 5,300,000 expiring in the year 2026, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to significant changes in the Company’s ownership, the future use of its existing net operating losses may be limited. Components of deferred tax assets as of August 31, 2007 and 2006 are as follows:

Deferred tax assets - non current:	August 31, 2007	August 31, 2006
Net operating loss carryforward	$1,855,000	$1,400,000
Less valuation allowance	(1,855,000)	(1,400,000)
Net deferred tax asset	$-	$-

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company leases office facilities under an operating lease that expires November 30, 2012.  Additionally, the Company leases office equipment under various operating leases expiring at various dates through 2007.  Future minimum lease payments as of August 31, 2007 are as follows:

Year ended August 31,
2008	$167,848
2009	172,345
2010	177,510
2011	182,839
2012	188,323
Thereafter	48,140
Total minimum lease payments	$937,005

Rent expense charged to operations amounted to $164,654 and $186,518 for the years ended August 31, 2007 and 2006, respectively.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

Litigation
The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of August 31, 2007 and 2006.

NOTE 12 - SHARES SUBJECT TO MANDATORY REDEMPTION

Class D - Preferred Stock

During the year ended August 31, 2007, the Company sold an aggregate of 123,201 shares of its Class D preferred stock at an average price of $5.56 per share, mandatorily redeemable on the fifth anniversary from the date of issuance at market value of the Company multiplied by the put fraction as described in the Articles of Incorporation.  The put fraction numerator is the number of shares of common stock the Class D - Preferred stock is convertible into and the denominator is the sum of these shares plus the then outstanding common stock.

The Class D - Preferred Stock is not convertible into common stock or any other equity instrument of the Company (See Note 13) except as noted above and carries voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $0.56 per share and is fully participating with any dividends declared or paid in respect to common stock.  The dividends accumulate and accrue on a day to day basis whether or not earned or declared.  Unless all accumulative dividends of Class D - Preferred stock for all past and current dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company.  The Company cannot sell, redeem or acquire shares of its common stock or Class D - Preferred stock unless all cumulative dividends of Class D preferred stock have been paid or declared.

Class D - Preferred stock has a liquidation value of $685,000 and $-0- plus any accrued and unpaid dividends of $39,372 and $-0- as of August 31, 2007 and 2006, respectively.  The Company has properly classified the Class D - Preferred stock as liabilities at August 31, 2007 because these instruments embody obligations to repurchase the Company’s equity shares that require the Company to settle by transferring its assets at the holders’ option not the issuer’s option.

NOTE 13 - STOCKHOLDERS’ EQUITY

Preferred stock

The Company is authorized four classes of preferred stock: Class A has 200,000 authorized shares; Class B has 167,130 authorized shares; Class C has 128,870 authorized shares and Class D has 179,860 authorized shares (See Note 12 above).  All classes have no par value.

Class A - Preferred stock

Class A - Preferred stock does not carry voting rights and is redeemable upon demand at the original purchase price plus any accrued dividends.  Each share is convertible by the holder into one share of common stock after a holding period of one year.  As of May 6, 2004; all outstanding shares of Class A - Preferred stock were converted into common shares.

Class B - Preferred stock

Class B - Preferred stock carries voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $1.077 per share.  The dividends accumulate and accrue on a day to day basis whether or not earned or declared.  Unless all accumulative dividends of Class B - Preferred stock for all past and current dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company.  The Company cannot sell, redeem or acquire shares of its common stock or Class A - Preferred stock unless all cumulative dividends of Class B preferred stock have been paid or declared.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 13 - STOCKHOLDERS’ EQUITY (continued)

Class B preferred stock has a liquidation value of $1,727,551 plus any accrued and unpaid dividends of $601,912 and $429,156 as of August 31, 2007 and 2006, respectively.

All, but not less than all, of Class B - Preferred stock are be convertible, at the option of the holders, at any time into shares of the Company’s common stock at a conversion price of $10.75 per share adjusted for stock dividends, splits or issuances of common stock below the initial conversion price of $10.77.

Holders of the Class B - Preferred stock can require the Company to repurchase the shares five years from the date of issuance at market value of the Company multiplied by the put fraction.  The put fraction numerator is the number of shares of common stock the Class B - Preferred stock is convertible into and the denominator is the sum of the total number of shares of common stock into which all securities of the Company convertible into common stock then outstanding could be converted (including all such shares included in the numerator of the put fraction).

Class B - Preferred stock (continued)

In December 2005, the Company redeemed 2,669 shares of Class B preferred stock at $21.54 per share.

In March 2006, the Company redeemed 4,057 shares of Class B preferred stock at $21.54 per share.

Class C - Preferred stock

Class C - Preferred stock carries voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $0.56 per share.  The dividends accumulate and accrue on a day to day basis whether or not earned or declared.  Unless all accumulative dividends of Class C - Preferred stock for all dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company.  The Company cannot sell, redeem or acquire shares of its common stock unless all cumulative dividends of Class C preferred stock have been paid or declared.

Class C - Preferred stock has a liquidation value of $666,000 plus any accrued and unpaid dividends of $75,291 and $8,212 as of August 31, 2007 and 2006, respectively.

All, but not less than all, of Class C - Preferred stock are be convertible, at the option of the holders, at any time into shares of the Company’s common stock at a conversion price of $5.56 per share.

Holders of the Class C - Preferred stock can require the Company to repurchase the shares commencing five years from the date of issuance at market value of the Company multiplied by the put fraction.  The put fraction numerator is the number of shares of common stock the Class C - Preferred stock is convertible into and the denominator is the sum of the total number of shares of common stock into which all securities of the Company convertible into common stock then outstanding could be converted (including all such shares included in the numerator of the put fraction).

During the year ended August 31, 2006, the Company sold an aggregate of 119,784 shares of its Class C preferred stock at an average price of $5.56 per share adjusted for stock dividends, splits or issuances of common stock below the initial conversion price.

Common stock

The Company is authorized to issue 5,000,000 shares of its no par value common stock. As of August 31, 2007 and 2006, there were 2,224,710 and 2,222,786 shares of common stock issued and outstanding, respectively.

During the year ended August 31, 2006, the Company sold an aggregate of 43,500 shares of its common stock at an average price of $9.54 per share.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

Common stock (continued)

In March 2006, the Company repurchased 6,990 shares of its common stock at an average repurchase price of $2.00 per share originally issued with a restricted stock award program.

In March 2006, the Company issued 3,524 shares of its common stock with the exercise of a restricted stock award program at $10.00 per share.

In March 2007, the Company issued 1,924 shares of its common stock with the exercise of a restricted stock award program at $5.00 per share.

NOTE 14 - WARRANTS AND OPTIONS

The Company does not have any outstanding warrants or options as of August 31, 2007

Restricted Stock Awards.

The Company provided a restricted stock award plan to employees whereby the Company may grant shares with vesting over a four year period.  The Company also has a right to, but no obligation to re-purchase awarded shares to any employee terminated within the first two years of any grant. As of August 31, 2007, all employees were fully vested and the restricted award program was canceled.

NOTE 15 - SUBSEQUENT EVENTS

On December 6, 2007, the Company reincorporated under the laws of the State of Delaware.

On December 14, 2007, the Company filed an “Amended and Restated Certificate of Incorporation” with the State of Delaware. With the amendment and restatement, the Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares the Company is authorized to issue is five million seven hundred thousand (5,700,000) shares.  Five million (5,000,000) shares shall be $0.001 par value Common Stock and seven hundred (700,000) shares shall be $0.001 par value preferred stock.   The Preferred Stock authorized by the Amended and Restated Certificate of Incorporation may be issued from time to time in one or more class.

The Board of Directors of the Company is authorized to fix or alter the preferences, limitations and respective rights granted to and imposed upon additional class of Preferred Stock and the number of shares constituting any such class and the designation thereof.

The class of Preferred Stock designated are as follows:

Class B Preferred Stock

Dividends

The Class B Preferred Stock shall consist of one hundred sixty-seven thousand one-hundred thirty (167,130) shares. The holders of the then outstanding Class B Stock will be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cumulative annual dividends at an annual rate of $1.077 per share.  Dividends will accumulate and accrue from the date of its original issue and will accrue from day to day thereafter, whether or not earned or declared.  Such dividends will be cumulative.

Participation

Fully participating

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 15 - SUBSEQUENT EVENTS (continued)

Voting Rights

Each holder of shares of Class B Stock will be entitled to vote on all matters including the election of directors unless expressly provided and will be entitled to the number of votes per share of Class B Stock equal to the largest number of full shares of Common Stock into which all shares of Class B Stock held by the holder could be converted.

Conversion

The holder of Class B Stock will have the right to convert all, but not less than all, of the Class B Stock at the option of the holder at any time into Common Stock.  The number of shares of Common Stock is determined as follows:  the sum of the Conversion Ratio Share Number and the Return of Capital Share Number.  For purposes of such calculation, the following terms shall have the following meanings:

“Conversion Ratio Share Number” means the product of (A) 1.00186 and (B) the sum of (y) the number of shares being converted multiplied by 3 and (z) the Dividend Accrual Share Number

“Dividend Accrual Share Number” means all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including, the time of conversion, divided by 10.77.

“Return of Capital Share Number” means the quotient of (A) 10.77 multiplied by the number of shares being converted, divided by (B) 3.85

Class C Preferred Stock

Dividends

The Class C Preferred Stock shall consist of One hundred twenty-eight thousand eight hundred seventy (128,870) shares. The holders of the then outstanding Class C Stock will be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cumulative annual dividends at an annual rate of $0.56 per share.  Dividends will accumulate and accrue from the date of its original issue and will accrue from day to day thereafter, whether or not earned or declared.  Such dividends will be cumulative.

Participation

Fully participating

Voting Rights

Each holder of shares of Class C Stock will be entitled to vote on all matters including the election of directors unless expressly provided and will be entitled to the number of votes per share of Class C Stock equal to the largest number of full shares of Common Stock into which all shares of Class C Stock held by the holder could be converted.

Conversion

The holder of Class C Stock will have the right to convert all, but not less than all, of the Class C Stock at the option of the holder at any time into Common Stock.  The number of shares of Common Stock is determined as follows:  the sum of (A) the number of shares being converted plus (B) all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including the time of conversion, divided by 5.56 plus (C) a fraction, numerator of which is 5.56 multiplied by the number of shares being converted, and the denominator of which is 3.85.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 15 - SUBSEQUENT EVENTS (continued)

Class D Preferred Stock

Dividends

The Class D Preferred Stock shall consist of One hundred seventy-nine thousand eight hundred sixty (179,860) shares. The holders of the then outstanding Class D Stock will be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cumulative annual dividends at an annual rate of $0.56 per share.  Dividends will accumulate and accrue from the date of its original issue and will accrue from day to day thereafter, whether or not earned or declared.  Such dividends will be cumulative.

Participation

Fully participating

Voting Rights

Each holder of shares of Class D Stock will be entitled to vote on all matters including the election of directors unless expressly provided and will be entitled to the number of votes per share of Class D Stock equal to the largest number of full shares of Common Stock into which all shares of Class D Stock held by the holder could be converted.

Conversion

The holder of Class D Stock will have the right to convert all, but not less than all, of the Class D Stock at the option of the holder at any time into Common Stock.  The number of shares of Common Stock is determined as follows:  the sum of (A) the number of shares being converted plus (B) all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including the time to conversion, divided by 5.56 plus (C) a fraction, numerator of which is 5.56 multiplied by the number of shares being converted, and the denominator of which is 3.85.

In December 14, 2007, the Company issued 930,938 shares of common stock in exchange for 160,404 shares of Class B-Preferred Stock (representing all) and issued 60,502 shares of common stock in settlement of accumulative and unpaid dividends.

In December 14, 2007, the Company issued 292,778 shares of common stock in exchange for 119,784 shares of Class C-Preferred Stock (representing all) and issued 17,012 shares of common stock in settlement of accumulative and unpaid dividends

In December 14, 2007, the Company issued 252,770 shares of common stock in exchange for 103,417 shares of Class D-Preferred Stock and issued 8,222 shares of common stock in settlement of accumulative and unpaid dividends.  Additionally, the Company issued a promissory note in exchange for the remaining 19,784 shares of Class D-Preferred Stock.

Related Party Transaction

In October 2007, the Company entered into an exclusive private label/marketing agreement (the “Agreement”) with Telkonet, Inc. (a major supplier of the Company) for products under the trade name Geek Link System.  Pursuant to the Agreement, the Company is to resale these private labeled products to customers through the Company’s existing network of franchisees.  In addition, the Company, Telkonet, Inc. and certain stockholders of the Company entered into an agreement whereby Telkonet, Inc. acquired 1,160,043.435 shares of the Company’s common stock from these existing stockholders, which in effect transferred 39.6% ownership in the Company to Telkonet, Inc. by these stockholders.  With the effect of the December 14, 2007 preferred stock conversion, Telkonet, Inc.’s ownership of the Company decreased to 30.68%.